UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2009

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)

Registrant’s telephone number, including area code: (561) 835-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

(a)
On June 4, 2009, the Company received notification from Mr. John Riconda that there was an Event of Default under the Subordinated Secured Convertible Note between QSGI-CCSI, Inc. and QSGI INC., on the one hand, and Mr. Riconda, on the other.  As such, Mr. Riconda has instructed the Escrow Agent to deliver all of the Pledged Collateral presently held by the Escrow Agent pursuant to the Pledge Agreement, as the term Pledged Collateral is defined in paragraph 1, 1.1 and 1.2 of the Pledge Agreement.  As expressly set forth in the Pledge Agreement, the Pledged Collateral which the Escrow Agent should deliver to Mr. Riconda includes, but is not limited to, the Pledged Shares, which constitute 100% of the capital stock of Contemporary Computer Services, Inc.  The Event of Default consists of Pledgors' failure to make required interest payments pursuant to the Note within ten (10) days of the dates on which such interest payments became due and payable.  The Company is exploring its alternatives with respect to Mr. Riconda. The Company also believes that the Escrow Agent is not Authorized to release the above described Pledged Collateral.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: June 9, 2009	By:	/S/ Edward L. Cummings
Edward L. Cummings
Vice President Finance